Exhibit 99.1

                                  NEWS RELEASE

July 7, 2000                         Symbols: WIZ - CDNX
                                              WIZZF - OTC BB

           WSI WILL NOT RECEIVE AN "E" DESIGNATION ON JULY 11TH, 2000

The NASD issued notice that the company's ticker symbol on the OTCBB will change on July 11th, 2000 from "WIZZF" to "WIZZE". The company has contacted the Compliance Department of the OTCBB and has been advised that due to an administrative oversight, the NASD was not aware that the Company had filed it's annual registration statement in the Form 20F with the SEC in December 1999.

The company is therefore delivering to the NASD a copy of the registration statement and has been advised that upon receipt of such copy the proposed change of ticker symbol on July 11th, 2000, will not occur.

THE BUSINESS OF WSI

WSi Interactive Corporation is an innovative business development and marketing firm whose objective is to capitalize on content and infrastructure opportunities on the Internet. WSi builds, manages and markets online businesses in the financial, e-tail and e-commerce, entertainment, and e-advertising sectors.

WSi focuses on early-stage companies where it can add significant value to the investment through a network of relationships and strategic alliances, using its experience to help Internet companies to build traffic, develop brands, and capitalize on a variety of revenue streams.

To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to info@ws-i.com / fax: 1-877-499-5806.

To fax your request please complete the following

NAME:          ______________________________________________

COMPANY:       ______________________________________________

E-MAIL:        ______________________________________________

PHONE:         ______________________________________________

FAX:           ______________________________________________

Send by:       E-mail or fax:   yes/no.         Or: e-mail only:    yes/no

Investor Relations Toll Free: 1-888-388-4636

Website:  www.ws-i.com

ON BEHALF OF THE COMPANY

"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed nor accepted any responsibility for the adequacy or accuracy of the contents of this release.